Exhibit 10.4.1

FEDERAL HOME LOAN BANK OF CHICAGO

MORTGAGE PARTNERSHIP FINANCE® PROGRAM

PARTICIPATING FINANCIAL INSTITUTION AGREEMENT

[purchase only]

THIS PARTICIPATING FINANCIAL INSTITUTION AGREEMENT (the “Contract”) is dated as of April 11, 2000 between the participating financial institution (the “PFI”) that signs this document and the FEDERAL HOME LOAN BANK OF CHICAGO (the “Bank”), a corporation organized and existing under the laws of the United States of America.

I.	GENERAL INFORMATION

This article contains important basic information about the Contract.

1.1. Purpose of Contract. The purpose of this Contract is:

(a) to establish the PFI as an approved seller of Mortgages to the Bank under the MORTGAGE PARTNERSHIP FINANCE® Program, a program established by the Federal Home Loan Bank of Chicago (in such capacity, the “MPF Provider”);

(b) to establish the terms and conditions for the origination of those Mortgages which the Bank will purchase;

(c) to establish the terms and conditions, including, without limitation, the credit enhancement obligations of the PFI, under which the Bank will purchase Mortgages;

(d) to establish the PFI as an approved servicer of Mortgages held by the Bank, whether originated by the PFI or by others; and

(e) to provide the terms and conditions of servicing Mortgages for the Bank, whether originated by the PFI or by others.

1.2. Consideration. In consideration of the purpose of this Contract and of all the provisions and mutual promises contained in it, the PFI and the Bank agree to all that this Contract contains.

1.3. The Guides. From time to time, the MPF Provider issues its guides to PFIs (collectively, the “Guides”), and modifications of the Guides, and furnishes them to the PFI which the PFI agrees are incorporated into this Contract by reference as if fully set forth herein. These Guides are:

(a) the MORTGAGE PARTNERSHIP FINANCE Origination Guide; and

(b) the MORTGAGE PARTNERSHIP FINANCE Servicing Guide.

Whenever there is a reference to the Guides in this Contract, it means either or both the Origination Guide and the Servicing Guide, as the context may require and as they exist now and as they may be amended or supplemented in writing. The MPF Provider may amend or supplement the Guides, or either of them, from time to time, at its sole discretion, by furnishing amendments or supplementary matter to the PFI. The Origination Guide is applicable to the origination of Mortgages by the PFI for sale to the Bank or the sale of Mortgages to the Bank which were purchased by the PFI. However, such provisions of the Origination Guide applicable solely to Bank Funded Mortgages do not apply to this Contract.

The term “Guides” also includes anything that, in whole or in part, supersedes or is substituted for the Guides.

1.4 Certain Definitions. Anywhere the words that appear below are used in this Contract (whether or not capitalized, and whether used in the singular or the plural), the following definitions apply:

(a) “Applicable Laws”. All federal and state laws, ordinances, rules, regulations and orders applicable to the origination, holding or servicing of Mortgages by the PFI for itself or as agent for the Bank.

(b) “Bank Funded Mortgages”. Mortgages originated by the Originator as agent for the Bank, which Mortgages are funded by the Bank at or prior to the closing thereof and which at no time are owned by the Originator but are rather owned by the Bank at closing.

(c) “Business Day”. Any day (other than Saturdays and Sundays) that the MPF Provider is open for business.

(d) “Closed Mortgages”. Mortgages that the Bank purchases from the Originator which are owned by the Originator prior to such purchase and owned by the Bank after such purchase and which were previously funded or purchased by the Originator.

(e) “Confirmation”. A writing or machine- or electronically-generated transmission issued by the Bank confirming the purchase of one or more Mortgages and which shall evidence the Bank’s ownership of such Mortgage or Mortgages, in a form as specified in the Guides.

(f) “Delivery Commitment”. A written confirmation of the Bank to the Originator in response to the Originator’s oral delivery commitment offer made from time to time under this Contract and in accordance with the provisions of the Guide, pursuant to which the Originator commits to deliver to the Bank Mortgages satisfying the terms set forth therein within the period set forth therein.

(g) “GSEs”. The federal government sponsored enterprises, including, without limitation, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and their successors.

(h) “Indemnified Party”. Each of the Bank, any Participant, and each of their respective successors and assigns, and each of their respective shareholders, directors, officers, employees and agents.

(i) “Master Commitment”. A Master Commitment of the Originator to sell Mortgages under this Contract, to be entered into by the Originator and the Bank in accordance with the Guides.

(j) “Mortgage”. A loan, evidenced by a note, bond or other instrument or evidence of indebtedness which is secured by a Mortgage, deed of trust, deed to secure debt or other instrument or document of security that applies to property. The term “Mortgage” also includes, as the context requires, such instruments, evidences or documents of indebtedness and security, together with:

(1) the evidence of title; and

(2) all other documents, instruments and papers pertaining to the loan.

(k) “Originator”. The PFI, in its capacity as an owner and seller of Mortgages under this Contract.

(l) “Participants”. See Section 18.1 below.

(m) “Person”. Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof.

(n) “Property” or “Mortgaged Property”. The property that is subject to a Mortgage or, where the Mortgage has been foreclosed or possession or title to the property has been taken by the Bank or on the Bank’s behalf, was subject to such Mortgage.

(o) “Remaining Credit Enhancement”. At any time, the credit enhancement obligation of the PFI which amount shall be equal to the Actual Credit Enhancement less the Realized Loss paid by the PFI pursuant to Section 4.5.

(p) “Servicer”. The PFI, in its capacity as a servicer of Mortgages under this Contract.

All other terms used but not defined herein shall have the same respective meanings as set forth in the Guides.

II.	ELIGIBILITY REQUIREMENTS FOR ORIGINATORS

For the PFI to sell Mortgages to the Bank, the PFI must satisfy the eligibility requirements specified in this article.

2.1. General Requirements. These are the general requirements the PFI must meet to be eligible to sell Mortgages to the Bank:

(a) Meet the Bank’s Standards. The PFI must have and maintain as one of its principal business purposes the origination or purchase of Mortgages of the type that the PFI will sell to the Bank under this Contract. In addition, the PFI, in the Bank’s judgment, must, at all times, have the capacity to purchase Mortgages for the Bank that meet the Bank’s standards and the standards generally imposed by other GSEs and private institutional Mortgage investors. Finally, the PFI must, at all times, satisfy the applicable requirements for sellers of Mortgages set forth in the Guides.

(b) Have Qualified Staff and Adequate Facilities and Systems. The PFI must, at all times, employ personnel or agents who are well trained and qualified to perform the functions required of the PFI under this Contract. In addition, the PFI must maintain facilities and systems that are able to perform its functions under this Contract.

(c) Maintain Fidelity Bonds and Errors and Omissions Coverage. The PFI must maintain, at its own expense, a fidelity bond and errors and omissions insurance, as required by the Guides.

(d) Report Basic Changes. The PFI must notify the Bank promptly in writing of any material changes that occur in its or its agents’ principal purpose, activities, staffing, facilities, fidelity bond or errors and omissions insurance.

2.2 Ownership and Status of PFI. In approving a PFI in connection with the obligations of Articles III and IV, the Bank relies on the information the PFI has provided about the eligibility, qualifications and financial status of the PFI and its owners. The PFI covenants and agrees to comply with the provisions of the Guides regarding these matters, including, without limitation, the delivery of notices regarding these matters as required by the Origination Guide. Changes in any such matters may affect the PFI’s eligibility to sell Mortgages to the Bank.

2.3. Financial Information. In order to become and remain an approved Originator under this Contract, the PFI must provide the financial information required by the Guides from time to time and must satisfy the standards set forth in the Guides.

2.4. Access to PFI’s Records. As set forth in the Guides, the PFI agrees to permit, and cause its agents to permit, the Bank’s employees and designated representatives to examine or audit books, records and information pertaining to the Mortgages.

III.	SALE OF MORTGAGES

This article contains the basic rules governing the origination of Mortgages for sale to the Bank. The Originator hereby agrees as follows:

3.1. What Governs Origination. The sale of Mortgages will be governed by:

(a) this Contract;

(b) the Guides, including, without limitation, with respect to any particular Mortgage, all amendments in effect on the day the Originator or its designee issues a written or electronic commitment to the mortgagor of such Mortgage to make the loan evidenced and secured by the Mortgage;

(c) the applicable Master Commitment;

(d) the Bank’s written confirmations of its acceptance of Delivery Commitments issued from time to time; and

(e) the Bank’s issuance of a Confirmation at the time it funds its purchase of a Mortgage.

3.2. What Mortgages can be Originated under this Contract. The Originator will only sell to the Bank a Mortgage under this Contract which satisfies the requirements set forth herein and in the Guides on the day the Originator or its designee issues a written or electronic commitment to the mortgagor of such Mortgage to make the loan evidenced and secured by the Mortgage.

3.3 Master Commitment.

(a) General. Mortgages will be sold to the Bank under Master Commitments. The Originator commits to use its best efforts sell to the Bank Mortgages satisfying the Master Commitment within the estimated period for the origination or sale of such Mortgages as set forth in the applicable Master Commitment, as such estimated period may be modified in accordance with the Guides.

(b) Execution of Master Commitments. From time to time, the Bank and the Originator may jointly elect in writing to enter into one or more Master Commitments. There can be more than one Master Commitment outstanding at any time. Each Master Commitment will specify that the Mortgages thereunder will be Closed Mortgages.

(c) Types of Mortgages. A Master Commitment may contain various types of either fixed rate or adjustable rate Mortgages, as permitted by the Guides.

(d) Allocation of Delivery Commitments to a Master Commitment. Each Delivery Commitment must be consistent with the then unallocated amount under an outstanding Master Commitment which shall be identified by the Originator as part of the Delivery Commitment. Upon the Bank’s issuance of a confirmation of a Delivery Commitment, such Delivery Commitment shall be allocated to the specified Master Commitment. Unless the MPF Provider waives this provision, once a Delivery Commitment is allocated to a Master Commitment such Delivery Commitment shall not be reallocated to another Master Commitment.

(e) Allocation of Mortgages to a Delivery Commitment. Each Mortgage must be consistent with the then unallocated amount under an outstanding Delivery Commitment which shall be identified by the Originator with respect to such Mortgage. Upon the Bank’s funding of its purchase of such Mortgage, as applicable, such Mortgage shall be allocated to the specified Delivery Commitment. Upon such allocation, such Mortgage shall not be reallocated to another Delivery Commitment.

(f) Spread Account Information. Each Master Commitment shall have its own Spread Account. The amounts to be allocated with respect to each Spread Account from time to time shall be determined in accordance with the Guides and the information set forth in the applicable Master Commitment.

3.4. Purchase Price. For each Closed Mortgage under this Contract, the Originator shall be paid the purchase price as determined by the Origination Guide or separate agreement with the Bank. The MPF Provider will determine the purchase price for any particular Mortgage, which may be at par, at a premium or a discount, based upon the applicable Delivery Commitment and rate and fee schedule, all as more fully described in the Origination Guide. The rate and fee schedule for different types of Mortgages may be different, and the rate and fee schedule for a particular type of Mortgage may change daily or more often.

3.5. The Bank has No Obligation to Commit. The fact that the Bank has executed or delivered this Contract does not mean that it must make a commitment to purchase any Mortgage through the Originator.

3.6. PFI’s Role as Mortgage Originator. The Originator shall owe the Bank fiduciary duties in connection with the origination or acquisition and sale of Mortgages. The Originator shall originate or acquire all such Mortgages under this Contract in its own name and transfer such Mortgages to the Bank in accordance with the Origination Guide. The Bank’s interest in all Mortgages purchased under this Contract shall be evidenced by a Confirmation which shall conclusively establish the Bank’s ownership of the Mortgages. Section 5.5 of this Contract specifies certain circumstances in which the Originator may be obligated to purchase or repurchase a Mortgage from the Bank. Except with regard to any Mortgage the Originator is required to purchase under Section 5.5, the Originator acknowledges and agrees that at no time will it or any other Person (other than the Bank, the Participants and their respective successors and assigns) have any interest in Closed Mortgages purchased under this Contract after the sale of such Mortgages to the Bank. With the exception of any Mortgages the Originator may be required to purchase or repurchase under Section 5.5, the Originator will take all action necessary to protect the rights of the Bank, the Participants and their respective successors and assigns in the Mortgages purchased under this Contract against any other Person.

IV.	CREDIT ENHANCEMENT; REALIZED LOSSES

4.1. Spread Account.

(a) Establishment. For each Master Commitment, the Bank will establish a contingent liability account (the “Spread Account”). All amounts from time to time allocated to the Spread Account shall be the responsibility of the Bank, and the PFI shall have no obligation with respect thereto.

(b) Allocations. For each Master Commitment, the Bank shall allocate amounts to the applicable Spread Account which may be done monthly based upon the moneys received from the Servicer with respect to the Mortgages allocated to such Master Commitment, or the Bank may make such allocation at the time the Mortgages are purchased under such Master Commitment, or allocations to the Spread Account may be made as otherwise agreed between the parties, in the amounts determined in accordance with the Guides and such Master Commitment.

(c) Losses. Amounts allocated to the Spread Account for a Master Commitment will be used to absorb losses realized on Mortgages (and related REO Properties) allocated to such Master Commitment in accordance with the provisions of Section 4.3 below.

4.2. Credit Enhancement/Recourse Obligation. Each Master Commitment will include a Maximum Credit Enhancement for the pool of Mortgages to be purchased under such Master Commitment. The Bank and the PFI may from time to time modify the Maximum Credit Enhancement in accordance with the Guides. As individual Mortgages are assigned to Delivery Commitments, the Actual Credit Enhancement will be calculated by the Bank in accordance with the Guides. In no case shall the Actual Credit Enhancement exceed the then outstanding Maximum Credit Enhancement for any pool. When the Master Commitment is deemed to be closed to further Delivery Commitments and all Delivery Commitments have been funded or expired, the Actual Credit Enhancement calculated by the Bank in accordance with the Guides shall become the Remaining Credit Enhancement.

4.3. Allocation of Realized Losses; Priorities. The Realized Loss for any Mortgage (after application of any applicable governmental or private Mortgage insurance or guaranties) will be allocated and paid in the following order of priority:

(a) First, out of amounts allocated to the applicable Spread Account, by the Bank upon its receipt of notification from the Servicer or any other applicable Mortgage loan servicer providing the notice of the amount of such Realized Loss to the Bank as provided in Section 4.4 below;

(b) Second, for any Realized Loss remaining after the application set forth in clause (a), from the Originator, not to exceed the Remaining Credit Enhancement for the applicable Master Commitment, by the PFI remitting such amount pursuant to Section 4.5 below; and

(c) Finally, for any Realized Loss remaining after the application set forth in clauses (a) and (b), such loss shall be allocated directly to the Bank.

It is understood that the Spread Account for any Master Commitment may be exhausted at a given point in time but that subsequent credits to the Spread Account may thereafter cause the Spread Account to have a positive balance which could then be applied to cover any future Realized Losses. No such subsequent positive balance will be available or used to reimburse the Originator for Realized Losses previously incurred and funded by the Originator under clause (b).

4.4. Procedure for Making Claims against the Spread Account. In the event that the Servicer or any other applicable Mortgage loan servicer determines that there is a Realized Loss with respect to a Mortgage or REO Property, the Servicer or such other Mortgage loan servicer will promptly deliver a written notice as specified in the Servicing Guide and the Bank shall charge the applicable Spread Account with the amount as provided for in the Servicing Guide except to the extent that the Bank disputes the existence or determination of any Realized Loss or the amount thereof or the process related thereto, in which event the Bank’s determination shall control. The Servicer or any other applicable Mortgage loan servicer shall be reimbursed for such portion of the Realized Loss chargeable to the Spread Account to the extent that such Servicer or other Mortgage loan servicer has previously advanced such funds to the Bank.

4.5. Procedure for Making Claims against the PFI. From time to time upon notice by the Bank, which notice shall identify the aggregate amount of Realized Loss to be funded by the PFI pursuant to clause (b) of Section 4.3 above at such time, the Bank shall withdraw such amounts from the Daily Investment Deposit (“DID”) account of the PFI at the Bank and in the event that any such withdrawal from the PFI’s DID account shall cause the balance in such account to become negative, such deficit shall be deemed an advance under the Master Transactions Agreement between the PFI and the Bank. In the event of the breach by the PFI of its obligation to make any such payment, the Bank shall have all rights available at law or in equity, specifically, but not limited to, (x) the right to terminate, in whole or in part, the rights of the PFI under this Contract and (y) the right of set-off against any funds of the PFI held by, or at, the Bank.

4.6. Credit Enhancement Fees. For each Master Commitment, in consideration of the obligation of the PFI to fund a Realized Loss pursuant to Section 4.3(b), the Bank shall pay to the PFI monthly a credit enhancement fee determined in accordance with the Guides, based upon the Credit Enhancement Fee Rate applicable to such Master Commitment.

4.7. Collateral for the PFI’s Obligations. Upon the request of the Bank, the PFI shall deliver to the Bank from time to time collateral for its obligations under this Article IV. The Bank may change the nature or amount of the required collateral from time to time, and the PFI, at its expense, shall deliver to the Bank such replacement or additional collateral as provided in the advances and security agreement between the PFI and the Bank (the “Advances Agreement”), it being understood that the PFI’s obligations under this Article IV are included in and subject to the terms of the Advances Agreement.

4.8. Right of Setoff and Grant of Security Interest. To secure any and all indebtedness or liability of the PFI to the Bank under this Contract or under any other agreement with the Bank, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, the PFI hereby assigns, transfers, and pledges to the Bank and grants to the Bank a first priority perfected security interest in (i) all balances, credits, deposits, moneys, and drafts now or hereafter in the deposit account(s) or any other account that the PFI may maintain with the Bank, and (ii) all collateral provided by the PFI from time to time as described in Section 4.7 above; and the Bank is authorized to charge such indebtedness or liability against the deposit account(s), or any other account or such other collateral, whether or not the same is then due. The Bank shall notify the PFI of any actions taken pursuant to this Section 4.8, but such notification shall not be a condition precedent to the right of the Bank to take any such action. The Bank shall have all other rights available at law or in equity with respect to the right of setoff and the security interest provided in this Section 4.8. The PFI, at its cost, will (i) execute and deliver to the Bank such specific pledge or security agreement as is provided in the Guides or required by the Bank, and (ii) execute, deliver and file such UCC financing statements and take such other action from time to time to perfect and maintain the perfection of the Bank’s security interest and rights under this Section 4.8.

V.	ORIGINATION OF MORTGAGES - PFI’S WARRANTIES

5.1. General. The PFI makes certain warranties to the Bank. These warranties:

(a) apply to each Mortgage sold to the Bank;

(b) are made as of the date hereof (except with respect to warranties under Section 5.3 with respect to Mortgages originated after the date hereof), as of the closing date of each such Mortgage (with respect to Closed Mortgages originated by the Originator) and as of the date of sale of each such Mortgage to the Bank (with respect to Closed Mortgages not originated by the Originator);

(c) continue after the origination of the Mortgage;

(d) continue after the Bank’s purchase of any Mortgage;

(e) are for the benefit of the Bank and any Participants, and its and their respective successors and assigns; and

(f) include the warranties set forth in the Guides.

Warranties may be waived, but only by the Bank in a writing duly executed and delivered by the Bank.

5.2. General PFI Warranties. The PFI makes each of the representations and warranties set forth below regarding the PFI as of the date hereof and as of each day thereafter until termination of this Contract in accordance with its terms:

(a) It is duly organized, validly existing and in good standing under the laws governing its creation and existence, and has full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Contract.

(b) The execution, delivery and performance by it of this Contract have been duly authorized by all necessary action on its part. Neither the execution and delivery of this Contract by it, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof, will conflict with or result in a material breach of, or constitute a material default under (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on it or its properties; (ii) its organizational documents or by-laws; or (iii) the terms of any material indenture or other agreement or instrument to which it is a party or by which it is bound. Neither it nor any of its affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to its knowledge may in the future materially and adversely affect its ability to perform its obligations under this Contract or its business, operations, financial condition, properties or assets.

(c) The execution, delivery and performance by it of this Contract and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d) This Contract has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Contract or (ii) with respect to any other matter which in its judgment will be determined adversely to it and will, if determined adversely to it, materially and adversely affect it or its business, assets, operations or condition (financial or otherwise) or materially and adversely affect its ability to perform its obligations under this Contract.

(f) The PFI has all licenses, permits, authorizations, approvals and consents of all governmental authorities required in order for it to originate or purchase, hold and sell the Mortgages, and in all cases, to service the Mortgages.

(g) The PFI satisfies all requirements set forth in the Guides to be an eligible Mortgage seller and an eligible Mortgage servicer.

(h) The PFI is in compliance with all Applicable Laws.

5.3. Specific Mortgage Warranties. The Originator makes each of the following specific representations and warranties with respect to each Mortgage and each Property as of the date the applicable Mortgage is originated (in the case of Closed Mortgages originated by the Originator) or as of the date the applicable Mortgage is sold to the Bank (in the case of Closed Mortgages not originated by the Originator):

(a) Mortgage Meets Requirements. The Mortgage conforms to all of the applicable requirements in the Guides, this Contract and Applicable Laws.

(b) Originator Authorized to Do Business. The Originator and any other party involved in the origination of the Mortgage, at all applicable times:

(1) were authorized to transact business in all applicable jurisdictions, including, without limitation, the jurisdiction where the Property is located, unless at all such times, such authorization to transact business was not required, based upon the activities of the Originator or other relevant party, as the case may be; and

(2) possessed all licenses, permits and approvals required by all Applicable Laws, including, without limitation, all Applicable Laws of the jurisdiction where the Property is located.

(c) Originator has Full Right to Sell. The Originator has full power and authority to sell and service the Mortgage, and has duly authorized the sale and the servicing of the Mortgage. The Originator has not granted to any person other than the Bank any interest in the Mortgage or the right to originate, fund or hold the Mortgage, or any interest therein. In addition, the Originator’s right, power and authority to sell and service the Mortgage is not subject to any other person’s interest, consent or approval or to any agreement with any other person.

(d) Lien on Property. The Mortgage is a valid and subsisting perfected first lien and security interest on the Property described in it, and the Property is free and clear of all encumbrances and liens having priority over it except for liens for real estate taxes, and liens for special assessments, that are not yet due and payable.

(e) Documents are Valid and Enforceable. All documents and instruments constituting a part of the Mortgage have been properly signed and delivered, are legal, valid and binding obligations of the persons purporting to be parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy laws, Soldiers’ and Sailors’ Relief Acts, laws relating to administering decedents’ estates and general principles of equity.

(f) Property Not Subject to Liens. The Property is free and clear of all mechanics’ liens, materialmen’s liens or other liens (whether senior to, pari passu with or subordinate to the Mortgage). There are no rights outstanding that could result in any of such liens being imposed on the Property. The warranty set forth in this subsection (f) is not made if the Originator furnishes the Bank with a title insurance policy in an amount and in a form acceptable to the Bank and issued by a title insurance company acceptable to the Bank, that gives the Bank substantially the same protection as this warranty.

(g) Title Insurance. There is a Mortgage title insurance policy, or other title evidence acceptable to the Bank, on the Property. The title insurance policy is in a current ALTA form (or other generally acceptable form) issued by a title insurance company satisfying the standards set forth in the Guides, is in an amount equal to the maximum principal amount of the Mortgage and includes all title endorsements required by the Guides. The title insurance insures (or the other title evidence protects) the Bank or the Originator (pursuant to Section 3.6), as holding a first perfected lien against the Property.

(h) Modification or Subordination of Mortgage. The Originator has not done, and in the case of any Mortgage which the Originator purchased, no prior holder of any interest in such Mortgage has done, any of the following, except as may be necessary to reform the Mortgage documents for the purpose of correcting or conforming such Mortgage documents to accurately reflect the Mortgage transaction:

(1) materially modified or waived any provision of the Mortgage;

(2) satisfied or canceled the Mortgage in whole or in part;

(3) subordinated the Mortgage in whole or in part;

(4) released the Property in whole or in part from the Mortgage lien; or

(5) signed any release, cancellation, modification or satisfaction of the Mortgage.

The warranty set forth in this subsection (h) is not made to the extent that any of the actions or occurrences set forth above have been done and have been expressly consented to by the Bank in a writing signed and delivered by the Bank prior to the Bank’s purchase of the Mortgage.

(i) Mortgage in Good Standing. There is no default (or event or occurrence which, with notice or lapse of time or both, if uncured, would constitute a default) under the Mortgage, and all of the following that have become due and payable have been paid or an escrow of funds sufficient to pay them has been established and funded and is held by the Originator:

(1) taxes;

(2) governmental and other assessments;

(3) insurance premiums;

(4) water, sewer and municipal charges;

(5) leasehold payments; and

(6) ground rents.

(j) Advances. The Originator has not made or knowingly received from others, any direct or indirect advance of funds in connection with the loan transaction on behalf of the mortgagor except as provided in the Guides. This warranty does not cover payment of interest from the earliest of:

(1) the date of the Mortgage note; or

(2) the date on which the Mortgage proceeds were disbursed; or

(3) the date one month before the first installment of principal and interest on the Mortgage is due, to the end of the month in which such date occurs, by the Originator out of proceeds of the Mortgage.

(k) Property Conforms to Zoning Laws. The Originator has no knowledge that any improvement to the Property is in violation of any applicable zoning law or regulation.

(l) Property Intact. The Property is not damaged by fire, wind or other cause of loss. There are no proceedings pending or, to the best of the Originator’s knowledge, threatened, for the partial or total condemnation of the Property.

(m) Improvements. Any improvements that are included in the appraised value of the Property are totally within the Property’s boundaries and building restriction lines. No improvements on adjoining Property encroach on the Property unless the Guides permit such an encroachment.

(n) Mortgage Not Usurious. The Mortgage is not usurious and either meets or is exempt from all applicable usury laws or regulations.

(o) Compliance With Applicable Laws. The Originator and, in the case of any Mortgage which the Originator purchased, the originator of the Mortgage and any holder of the Mortgage has complied with all Applicable Laws.

(p) Property is Insured.

(1) A property insurance policy on the Property is in effect. It is written by an insurance company satisfying the standards set forth in the Guides, in the form required by the Guides, and provides fire and extended coverage for an amount at least equal to the amount required by the Guides.

(2) A flood insurance policy is in effect on the Property if required by the Guides.

(3) The Originator agrees to maintain, or cause to be maintained, the required insurance as long as it services the Mortgage. Any policy mentioned in this warranty contains a standard Mortgage clause that names the Bank or Originator as Mortgagee.

(q) Mortgage is Acceptable Investment. The Originator knows of nothing involving the Mortgage, the Property, the mortgagor or the mortgagor’s credit standing that can reasonably be expected to:

(1) cause GSEs or private institutional investors to regard the Mortgage as an unacceptable investment;

(2) cause the Mortgage to become delinquent; or

(3) adversely affect the Mortgage’s value or marketability.

(r) Mortgage Insurance or Guaranty in Force. If the Mortgage is intended to be insured or guaranteed under the National Housing Act as amended, or under the Servicemen’s Readjustment Act of 1944 as amended, or by a contract with a Mortgage insurance company, the Originator represents that the Mortgage is so insured or guaranteed and that the insurance or guaranty is in full force. In addition, each of the Originator and any prior holder of any interest in the Mortgage has complied with all Applicable Laws, or the insurance contract, that cover the Mortgage.

(s) Adjustable Mortgages. If the Mortgage provides that the interest rate or the principal balance of the Mortgage may be adjusted, all of the terms of the Mortgage may be enforced by the Bank, its successors and assigns. These adjustments will not affect the priority of the lien as a first priority perfected lien against the Property.

(t) Mortgage Assignments.

(1) The Mortgage Note has been duly endorsed by the Originator to the Bank and if the Originator shall not have originated the Mortgage, by the originator thereof and by each successive holder of such Mortgage. Each such endorsement shall be substantially in the following form: “Pay to the order of [assignee’s name], without recourse.”

(2) The Originator has executed and delivered to the Bank an Assignment of Mortgage, satisfying the requirements of the Origination Guide and if the Originator shall not have originated the Mortgage, the originator thereof and each successive holder of such Mortgage has executed and delivered to the Bank, and, except for the Originator, recorded in the appropriate real estate records, an Assignment of Mortgage substantially in the form of the aforementioned Assignment of Mortgage.

(3) Each such endorsement and assignment has been duly authorized, executed and delivered by each applicable party to each thereof and is the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(4) The Originator has delivered to the Bank the Mortgage File for such Mortgage in compliance with the Origination Guide.

(5) The original Mortgage was duly recorded in the appropriate real estate records where such recordation is necessary to perfect the lien thereof.

(u) The servicing of such Mortgage is properly held by the Originator and all notices required by Applicable Laws regarding any transfer of servicing shall have been delivered to the applicable mortgagor. The servicing of such Mortgage by the Originator or any other servicer shall have complied with the applicable Mortgage documents and all Applicable Laws.

(v) Immediately prior to giving effect to the assignment of the Mortgage to the Bank, the Originator holds all right, title and interest in and to the Mortgage, including, without limitation, all servicing rights with respect thereto, free and clear of all liens, encumbrances, participation interests, claims or other interests of any other person.

(w) The origination and collection practices used by the originator of the Mortgage, the Originator and any servicer of the Mortgage have been legal, proper, prudent and customary in origination and servicing of residential first mortgage loans.

(x) The proceeds of the Mortgage have been fully disbursed. All costs, fees and expenses incurred in making, closing or recording the Mortgage have been paid in full.

(y) There is no foreclosure proceeding pending or, to the best of the Originator’s knowledge, threatened, with respect to such Mortgage or any Property subject thereto.

(z) No transfer of such mortgage by any holder thereof, including (without limitation) the transfer by the Originator to the Bank was or is the subject of any bulk sale law or other similar law of any jurisdiction.

5.4. Notice of Breach. The PFI shall promptly give the Bank notice of any breach of any representation or warranty set forth herein or incorporated herein by reference, which notice shall be in writing and shall describe in reasonable detail the nature of such breach. The PFI shall promptly provide to the Bank such additional information regarding any such breach as the Bank shall request.

5.5. Consequences of Untrue Warranties or Representations - Purchase; Other Remedies.

(a) The Bank may require the Originator to purchase a Mortgage if any warranty or representation made by the Originator about the Mortgage or the related Property is untrue (whether the warranty is in this Contract or any of the Guides, or was made at the Bank’s specific request).

(b) The Bank may require such purchase whether or not the Originator had actual knowledge of the breach of warranty or representation. The Bank may also enforce any other remedy available at law or in equity.

(c) To effect the resale of such Mortgage, the Bank shall withdraw an amount equal to the repurchase price from the DID account of the PFI at the Bank, and in the event that any such withdrawal from the PFI’s DID account shall cause the balance in such account to become negative, such deficit shall be deemed an advance under the Master Transactions Agreement between the PFI and the Bank. The repurchase price shall be as provided in the Guides. The repurchase price shall be adjusted to reflect any premium or discount paid to or by the Bank to or from the Originator in connection with the purchase of such Mortgage but shall not include fees paid to the Originator by the mortgagor.

5.6. Consequences of Untrue Warranties or Representations - Termination of Contract. While untrue warranties or representations about a particular Mortgage or Property may be the basis for requiring repurchase of the particular Mortgage by the Originator, there can be additional consequences. They may also give rise to responsibilities of the PFI under Section 5.7. In addition, untrue warranties or representations can, under certain circumstances, be treated as a breach of contract that could result in the withdrawal of the Bank’s approval of the PFI and the termination of this Contract as set forth in Articles X and XI.

5.7. Indemnification for Breach of Warranties or Representations; Holding the Bank Harmless. If there is a breach of warranty or representation under this Contract, the PFI agrees to indemnify, defend and hold the Bank and the other Indemnified Parties harmless from and against any related losses, damages, claims, actions, causes of action, liabilities, obligations, judgments, penalties, fines, forfeitures, costs and expenses, including, without limitation, legal fees and expenses. Such defense shall be conducted by counsel acceptable to the Bank.

VI.	ELIGIBILITY REQUIREMENTS FOR SERVICERS

For the PFI to service Mortgages for the Bank, the PFI must satisfy the eligibility requirements specified in this article.

6.1. General Requirements. These are the general requirements the PFI must meet to be eligible to service Mortgages for the Bank:

(a) Meet the Bank’s Standards. The PFI must have and maintain as one of its principal business purposes, the servicing of Mortgages of the type that PFI will service under this Contract. In addition, the PFI, in the Bank’s judgment, must, at all times, have the capacity to service Mortgages for the Bank in a manner satisfying the Bank’s servicing standards and the standards generally imposed by other GSEs and private institutional Mortgage investors. Finally, the PFI must, at all times, satisfy the applicable requirements for servicers of Mortgages set forth in the Guides.

(b) Have Qualified Staff and Adequate Facilities and Systems. The PFI must, at all times, employ personnel or agents who are well trained and qualified to perform the functions required of the PFI, as Servicer, under this Contract. In addition, the PFI and any agents must maintain facilities and systems that are able to perform its functions as Servicer under this Contract.

(c) Maintain Fidelity Bonds and Errors and Omissions Coverage. The PFI must maintain, at its own expense, a fidelity bond and errors and omissions insurance, as required by the Guides.

(d) Report Basic Changes. The PFI must notify the Bank promptly in writing of any material changes that occur in its principal purpose, activities, staffing, facilities, fidelity bond or errors and omissions insurance.

6.2. Ownership and Status of Servicer. In approving a PFI as Servicer, the Bank relies on the information the PFI has provided about the eligibility, qualifications and financial status of the PFI and its owners. The PFI covenants and agrees to comply with the provisions of the Guides regarding these matters, including, without limitation, the delivery of notices regarding these matters as required by the Servicing Guide. Changes in any such matters may affect the PFI’s eligibility to service Mortgages for the Bank.

6.3. Financial Information. In order to become and remain an approved Servicer under this Contract, the PFI must provide the financial information required by the Guides from time to time and must satisfy the standards set forth in the Guides.

6.4. Access to PFI’s Records. As set forth in the Guides, the PFI agrees to permit, and cause its agents to permit, the Bank’s employees and designated representatives to examine or audit books, records and information pertaining to the Mortgages.

VII.	SERVICING MORTGAGES

This article contains the basic rules governing the servicing of Mortgages owned by the Bank (whether originated by the Originator or any other Person) during the period that the PFI is to service such Mortgages.

7.1. Servicing Duties of the Servicer. The servicing duties of the Servicer are:

(a) Scope of Duties. The Servicer will diligently perform all duties that are necessary or incident to the servicing of all Mortgages that the Servicer is required to service by the terms of this Contract or any other existing or future agreement between the Bank and the Servicer.

(b) Mortgages to be Serviced. Any Mortgage sold by the Originator to the Bank under this Contract will be serviced by the PFI for the Bank according to the terms of this Contract, unless, with respect to any such Mortgage, the Bank gives the PFI written notification or consent that such Mortgage will not be serviced by the PFI, whether:

(1) at the time of acquisition by the Bank, as applicable, or

(2) thereafter as a result of the PFI breaching any representation, warranty, covenant or agreement in this Contract or the Guides.

(c) Service According to Guides. Any Mortgage serviced under this Contract must be serviced by the Servicer according to the provisions in the Guides that are in effect on the date of this Contract or as amended in the future. This is true regardless of when:

(1) the Mortgage was originated;

(2) the Servicer began servicing the Mortgage.

The Servicer will also follow other reasonable instructions the Bank gives it from time to time and shall strictly follow accepted industry standards when servicing a Mortgage for the Bank.

(d) Service at Servicer’s Own Expense. The cost of servicing will be the Servicer’s unless the Guides expressly provide otherwise.

(e) Special Responsibilities in Foreclosures. Among the other duties that may be assigned to the Servicer through the Bank’s special instructions or under the terms of the Guides is the responsibility to manage and appropriately dispose of Property when a Mortgage it is servicing for the Bank has been foreclosed, or possession or title has been taken by or on behalf of the Bank. The Servicer shall manage and dispose of the Property according to the terms of the Mortgage (during the foreclosure process) and the Guides (both during the foreclosure process, or the acceptance of a deed in lieu of foreclosure or other remedy, and after title to the Property has been acquired by, or on behalf of, the Bank).

(f) Service Until Need Ends. The Servicer shall service each Mortgage continuously from the date its servicing duties begin until the earliest of:

(1) the Mortgage’s principal and interest have been paid in full and the Mortgage shall have been canceled and a release shall have been issued to the mortgagor;

(2) the Mortgage has been liquidated and the Mortgaged Property properly disposed of (if the Servicer is required to do these things); or

(3) the Servicer’s servicing duties are terminated in accordance with this Contract.

7.2. Compensation.

(a) The Servicer’s compensation for servicing Mortgages, including, without limitation, the management and disposal of foreclosure properties, under this Contract is specified in the Guides.

(b) The MPF Provider may change the Servicer’s compensation by modifying the Guides at any time. However, such a change shall not affect Mortgages that have been originated or are the subject of a Delivery Commitment issued before the date of the change.

7.3. Ownership of Records.

(a) General. All books, records and information (including, without limitation, any item in electronic form) (collectively, the “Mortgage Records”) reasonably required to document or properly service any Mortgage owned by the Bank are the Bank’s property at all times. This is true whether or not the Servicer developed or originated them.

The Mortgage Records shall include, but are not limited to:

(1) all Mortgage documents;

(2) tax receipts;

(3) insurance policies;

(4) insurance premium receipts;

(5) ledger sheets or their electronic equivalent;

(6) payment records;

(7) insurance claim files and correspondence;

(8) foreclosure files and correspondence;

(9) current and historical data files; and

(10) all other papers, records, memoranda and electronic data.

(b) Servicer as Custodian. The Mortgage Records belong to the Bank. The Servicer shall have possession of the Mortgage Records only with the Bank’s approval. The Servicer hereby acknowledges that it is acting as the Bank’s custodian in connection with any Mortgage Records in its possession. This is true whether the Servicer receives the Mortgage Records from an outside source or prepares them itself.

(c) Delivery.

(1) The Servicer shall deliver to the Bank or its designee such original Mortgage Records as the Guides shall require. In addition, when the Bank asks for any Mortgage Records in writing, the Servicer shall deliver them to the Bank or its designee. The Servicer shall also provide such Mortgage servicing information as required by the Guides.

(2) If the Bank asks the Servicer in writing for reproductions of any Mortgage Records the Servicer or any predecessor servicer or holder of any Mortgage microfilmed, condensed or stored in electronic form, the Servicer will reproduce them in fully readable form promptly at no cost to the Bank or its designee.

7.4. Agreement to Indemnify, Defend and Hold Harmless.

(a) The PFI agrees to indemnify, defend and hold the Bank and the other Indemnified Parties harmless from and against all losses, damages, claims, actions, causes of action, liabilities, obligations, judgments, penalties, fines, forfeitures, costs and expenses, including, without limitation, legal fees and expenses, that result from (i) its failure or purported failure in any way to perform its services and duties in connection with servicing Mortgages or managing or disposing of Property according to this Contract or the Guides, or (ii) the actual or purported willful misfeasance, bad faith or negligence of the PFI in the performance of its obligations or duties under this Contract or the Guides, or the reckless disregard of such obligations or duties. Such defense shall be conducted by counsel acceptable to the Bank.

(b) If any Person, including, without limitation, any governmental agency, department or official, sues the Bank or any other Indemnified Party, makes a claim against the Bank or any other Indemnified Party or starts a proceeding against the Bank or any other Indemnified Party based on the PFI’s acts or omissions, or purported acts or omissions, in servicing Mortgages or managing or disposing of Property, the PFI’s obligation to indemnify, defend and hold harmless the Bank or any other Indemnified Parties shall be met regardless of whether the suit, claim or proceeding has merit or not.

(c) The PFI’s obligation does not apply, however, to the extent that during a suit, claim or proceeding, the Bank gives the PFI express written instructions and solely as a result of the PFI following them an Indemnified Party suffers losses, damages, judgments or legal expenses.

7.5. PFI’s Role as Mortgage Servicer. The Servicer shall be an independent contractor and shall not be an agent for the Bank except as may be expressly provided for in the Guides, and shall not hold itself out as an agent of the Bank.

VIII.	ASSIGNMENT, CONSIDERATION AND CONTINUANCE

This article describes the Bank’s requirements covering assignment of, consideration for, and continuance of, this Contract.

8.1. Assignment. Because the relationships created by this Contract are personal, the PFI may not, without the Bank’s prior written approval, assign:

(a) this Contract under any circumstances, either voluntarily or involuntarily, by operation of law, or otherwise; or

(b) its responsibility regarding the origination of Mortgages under this Contract or its responsibility for servicing individual Mortgages owned by the Bank; or

(c) its Credit Enhancement obligations arising under Article IV of this Contract, nor may the PFI enter into or acquire any agreement to indemnify, offset, hedge or share its credit enhancement obligations, including, without limitation, such agreements as mortgage pool insurance, reinsurance or securitizations in any form.

In any such cases, the Originator shall remain primarily responsible for (and shall not be released from) the performance of all of its obligations hereunder and shall be liable for the acts and omissions of such other persons. In addition, the Originator shall be solely responsible for any payments due all such other persons for their services, and shall indemnify, defend and hold harmless the Bank and the other Indemnified Parties from and against all losses, damages, claims, actions, causes of action, liabilities, obligations, judgments and expenses (including, without limitation, legal fees and expenses) relating to such services or such persons.

8.2. Limited Value of Contract to PFI.

(a) The PFI acknowledges that it has paid the Bank no monetary consideration for making it an approved Mortgage Originator or Servicer.

(b) The PFI also agrees that, except for the sale of Mortgages, the servicing of Mortgages, or any fee for the termination of this Contract, this Contract has no value to the PFI.

8.3. Requirements for Continuance. The PFI’s right to continue selling and servicing Mortgages under this Contract depends on, among other things, its continuing to meet the eligibility requirements set forth in Articles II and VI of this Contract.

IX.	ASSIGNING MORTGAGE SERVICING

The PFI may not assign its responsibility for servicing all or any part of the Mortgages that it is servicing for the Bank without first obtaining the Bank’s written consent, which consent may be granted or withheld by the Bank in its sole discretion and may be subject to conditions specified in the Guides.

X.	BREACHES OF CONTRACT

The PFI’s taking certain actions, or failing to take certain actions, can be treated by the Bank as a breach of contract. A breach of contract can lead to a termination of the Contract by the Bank at the Bank’s option. Termination is provided for in detail in Article XI. In addition, upon the PFI’s breach of this Contract, the Bank, at its option, may revoke the Bank’s approval of the PFI as a Mortgage seller or servicer.

10.1 Specific Breaches of Contract. The following constitute breaches of this Contract:

(a) Harm, Damage, Loss or Untrue Warranties. It is a breach if any act or omission of the PFI in connection with the sale of any Mortgage causes the Bank any harm, damage or loss. It is also a breach if the PFI breaches any of the warranties set forth in Section 5.2 or sells any Mortgage to the Bank which breaches any of the warranties described in Section 5.3.

(b) Failure to Comply with this Contract or the Guides. It is a breach if the PFI does not comply with this Contract or the Guides through any act or omission.

(c) Failure to Properly Foreclose or Liquidate. Where a Mortgage is in default and the PFI is required or has decided to foreclose or liquidate it, it is a breach if the PFI fails to take prompt and diligent action consistent with Applicable Laws to foreclose on or otherwise appropriately liquidate such Mortgage and to perform all incidental actions. It is a breach whether or not the failure results from the acts or omissions of an attorney, trustee or other person or entity the PFI chooses to effect foreclosure or liquidation.

(d) Failure to Properly Manage, Dispose of, or Effect Proper Conveyance of Title. It is a breach if any Mortgage serviced under this Contract has been foreclosed or the possession or title to the Property has been taken by or on behalf of the Bank and the PFI fails to properly manage, dispose of or effect proper conveyance of title to the Mortgaged Property in accordance with this Contract, the Guides, any Applicable Laws or any applicable Mortgage insurance policies or contracts.

(e) PFI’s Financial Ability Impaired. It is a breach if there is a change in the PFI’s financial status that, in the Bank’s opinion, materially and adversely affects the PFI’s ability to satisfactorily sell or service Mortgages. Changes of this type include without limitation:

(1) the PFI’s insolvency;

(2) adjudication of the PFI as a bankrupt;

(3) appointment of a receiver or conservator for the PFI; or

(4) the PFI’s execution of a general assignment for the benefit of its creditors.

If any such change does take place:

(x) no interest in this Contract will be considered an asset or liability of the PFI or of its successors or assigns; and

(y) no interest in this Contract will pass by operation of law without the Bank’s consent.

(f) Failure to Obtain the Bank’s Prior Written Consent. It is a breach if the PFI fails to obtain the Bank’s prior written consent for:

(1) a sale or transfer (directly or indirectly) of the majority interest in the PFI; or

(2) a change in its corporate status, charter or structure.

(g) Failure to Comply with Eligibility Standards. It is a breach if the PFI fails at any time to meet the Bank’s standards for eligible Mortgage sellers or servicers so that, in the Bank’s opinion, the PFI’s ability to comply with this Contract or the Guides is adversely affected.

(h) Court Findings against PFI or Principal Officers. It is a breach if:

(1) a court of competent jurisdiction finds that the PFI or any of its principal officers has committed an act of civil fraud; or

(2) the PFI or any of its principal officers is convicted of any criminal act related to the PFI’s lending or Mortgage origination, selling or servicing activities or that, in the Bank’s opinion, adversely affects the PFI’s reputation or the Bank’s reputation or interests.

(i) Cross-Defaults. It is a breach if any default occurs under any other agreement between (1) the PFI or any affiliate of the PFI and (2) the Bank or any other Federal Home Loan Bank.

10.2. The Bank’s Rights upon Breach.

(a) If there is a breach of this Contract by the PFI, the Bank will have the following rights:

(1) the right (but not the obligation) to take, or permit the PFI to take, any reasonable action to have any breach corrected or cured by the PFI;

(2) the right to terminate this Contract in whole or in part;

(3) the right to revoke the Bank’s approval of the PFI as an approved originator or servicer; and

(4) any other rights under this Contract or the Guides or available at law or in equity, including, without limitation, the Bank’s rights to indemnification provided for in this Contract and the Guides.

provided, however, that the Bank shall have no obligation to take, or to permit the PFI to take, any action to correct or cure the applicable breach.

(b) Any forbearance by the Bank in exercising any of its rights will not be a waiver of any present or future right the Bank has under this Contract to so terminate it or to revoke the Bank’s approval of the PFI as an approved originator or servicer.

XI.	TERMINATION OF CONTRACT

The reasons why this Contract may be terminated and the ways in which this may be done are outlined in this article. When the Contract is terminated, the entire relationship between the PFI and the Bank ends (with certain exceptions that are explained in this article).

11.1. Termination by Either Party of Mortgage Origination Arrangements. The provisions of this Contract covering the sale of Mortgages to the Bank under this Contract may be terminated by the PFI or by the Bank, with or without cause, by giving notice to the other party. Notice of termination may be given at any time but must conform to Article XIII of this Contract. Termination is effective immediately upon notice of termination, unless the notice specifies later termination. Termination will not affect any outstanding written Delivery Commitments for which the Bank has issued its written acceptance. However, if the PFI has breached this Contract, the Bank may declare any or all outstanding Delivery Commitments and its acceptance thereof void. If the PFI or the Bank terminates this Contract in whole or in part, the Bank will not pay the PFI a termination fee.

11.2. Termination by PFI of Mortgage Servicing Arrangements. The PFI may terminate the provisions of this Contract covering the servicing of Mortgages owned by the Bank by giving the Bank notice at any time. Notice must conform to Article XIII of this Contract. Termination is effective the last day of the third calendar month after the calendar month in which notice is given. If the PFI terminates this Contract in whole or in part, the Bank will not pay the PFI a termination fee.

11.3. Termination by the Bank of Servicing Arrangements. The Bank may terminate the provisions of this Contract covering the servicing under this Contract of any or all Mortgages. This may be done by following the procedures outlined below.

(a) Termination Without Cause. The Bank may terminate servicing in its sole discretion, by giving the PFI notice of the termination and directing the PFI to transfer the servicing to a party designated by the Bank in exchange for a termination fee. The termination fee for such transfer of servicing shall be equal to the fair market value of such transfer of servicing, which shall be mutually agreed upon by the PFI, the Bank and the designated buyer.

(b) Termination With Cause. The Bank may terminate servicing if the PFI breaches any agreement in this Contract or the Guides, including, without limitation, any of those breaches listed in Section 10.1. This may be done by giving the PFI notice of termination. Notwithstanding anything in this Contract to the contrary, if the Bank terminates for breach, the Bank may make it effective immediately, and the Bank will not pay the PFI a termination fee or proceeds from any sale of the servicing involved. Furthermore, the Bank will not pay a termination fee if a Mortgage is purchased by the PFI under Article V.

The provisions applicable to any such termination with or without cause, including, without limitation, the procedures for effecting any such termination and the transfer of servicing, are set forth in the Servicing Guide.

11.4. Credit Enhancement Obligations Not Terminated. The credit enhancement obligations of the PFI under Article IV are not subject to termination and shall survive termination of this Contract. Such obligations shall remain in full force and effect until the last of the Mortgages funded, purchased or serviced under this Contract is repaid or otherwise disposed of, unless such obligations are earlier modified, waived or released by the Bank in writing.

11.5. Rights of Termination Not Impaired. The exercise of a right of termination under any provision of this Contract will not impair any further right of termination under another provision.

XII.	CONTINUANCE OF RESPONSIBILITIES OR LIABILITIES

Responsibilities or liabilities of the PFI that exist before the termination of this Contract will continue to exist after termination unless the Bank expressly releases the PFI from any of them in writing. This is true whether the Contract was terminated by the PFI or by the Bank.

XIII.	NOTICE

13.1. General. Whenever notice is required under this Contract or by Applicable Law, it must be given as described in this article. All demands, notices and communications under this Contract shall be in writing (except as expressly provided in Section 13.2 below) and shall be delivered in person or sent by certified United States mail, postage prepaid, return receipt requested or sent by facsimile transmission or sent through a nationally recognized overnight delivery service, addressed at the applicable party’s address. Any such notice shall be deemed delivered upon the earlier of actual receipt and, in the case of notice by United States mail, three Business Days after deposit with the United States post office, and in the case of notice by overnight courier, the Business Day immediately following the date so deposited with the overnight delivery service.

13.2. The Guides and Other Documents. Copies of the Guides, including, without limitation, any amendments or supplements, or any changes or pronouncements with respect thereto, may be provided to the PFI from time to time by the Bank, at its option, either (a) by regular mail or other means, or (b) electronically to the PFI.

13.3. Addresses. For purposes of this Article XIII, the addresses and facsimile numbers for the Bank and the PFI (and the electronic transmission information for the PFI) are as set forth in the Addendum attached hereto. Any change must be given in writing in accordance with the provisions of Section 13.1, but shall be effective only upon actual receipt.

13.4 Telephonic and Electronic Communications. In addition to the provisions set forth in the Guides, the PFI hereby authorizes the Bank, from time to time without notice to the PFI, to record telephonic and other electronic communications of the PFI with the Bank.

XIV.	PRIOR AGREEMENTS

This Contract supersedes any prior agreements between the PFI and the Bank that govern selling or servicing of Mortgages to which this Contract relates. However, this article will not release the PFI or the Bank from any responsibility or liability under any prior agreements and understandings.

XV.	SEVERABILITY AND ENFORCEMENT

15.1. Severability. If any provision of this Contract conflicts with Applicable Law, the other provisions of this Contract that can be carried out without the conflicting provision will not be affected.

15.2. Rights and Remedies Cumulative. All rights and remedies under this Contract are distinct and cumulative not only as to each other but as to any rights or remedies afforded by law or equity. They may be exercised together, separately or successively. Subject to Section 19.6., these rights and remedies are for the benefit of the parties and their respective successors and assigns.

XVI.	CAPTIONS

This Contract’s captions and headings are for convenience only and are not part of the Contract.

XVII.	SCOPE OF CONTRACT

The following provision applies, whether or not it is contrary to other provisions in this Contract. The Bank reserves the right to restrict the PFI’s selling or servicing of Mortgages for the Bank to the type that the PFI and its employees have the experience and ability to originate or service.

XVIII.	OTHER PARTIES

18.1. Participants. The PFI acknowledges that the Bank may and intends to enter into one or more participation agreements with other Persons (the “Participants”) to convey participation interests in some or all of the Mortgages acquired or serviced under this Contract. Nothing in this Contract shall prohibit such participation agreements. The PFI authorizes the Bank to disclose to potential Participants the information used to approve the PFI as Originator, credit enhancer and Servicer and to maintain those qualifications so long as such potential Participants have agreed in writing to maintain the confidentiality of such information.

18.2. Master Servicer; Custodian; Underwriter; Subservicer; etc. The PFI acknowledges and agrees that from time to time the Bank may enter into agreements with other persons regarding the Mortgages. Such agreements may include master servicing agreements, custodial agreements, underwriting agreements, subservicing agreements and other agreements for the benefit of the Bank, the Participants and their respective successors and assigns. No such other party shall owe any obligation to the PFI. To the extent the Bank assigns or delegates any of its rights or obligations to any such other party from time to time and so notifies the PFI thereof in writing, the PFI shall be bound by such assignment or delegation. In such event, the PFI agrees that it shall not be the agent of any such other party.

XIX.	MISCELLANEOUS PROVISIONS

19.1. Amendment. All amendments to this Contract shall be in writing duly executed and delivered by the PFI and the Bank, except as expressly provided in the Guides; provided, however, that the Bank may extend the period applicable to any Master Commitment without the written approval of the PFI.

19.2. REMIC, FASIT or Other Securitization or Sale Transaction. The PFI hereby acknowledges and agrees that the Bank may hereafter transfer some or all of the Mortgages to purchasers of whole loans or into a trust or other entity, which trust or other entity may elect REMIC or FASIT status. In the case of any such transfer (whether or not such entity elects REMIC or FASIT status), (a) the Bank may assign to the transferee the Bank’s rights under this Contract in respect of the Mortgages so transferred and upon such assignment, the transferee shall be entitled to all rights of the Bank under this Contract in respect of such Mortgages, except to the extent provided otherwise in the transfer agreement between the Bank and such transferee, (b) the PFI will comply with all applicable REMIC or FASIT legal and regulatory requirements in connection with the performance of its obligations and the exercise of its rights hereunder, and (c) upon the request of the Bank, the PFI shall provide all information reasonably required and otherwise cooperate with the Bank, any applicable rating agencies and any prospective transferees or investors in connection with any such securitization or sale of any or all of the Mortgages and shall enter into such amendments to this Contract as the Bank shall reasonably request to effectuate the provisions of this Section 19.2.

19.3. Governing Law. The parties acknowledge that the MORTGAGE PARTNERSHIP FINANCE Program is or will be offered to participating financial institutions in numerous states, that the MPF Provider will be providing services to the Bank, the PFI and all participating financial institutions wherever located, and that this Contract will be performed in part in the State of Illinois because of the services to be provided by the MPF Provider to, or on behalf of, the Bank. THEREFORE THE PARTIES AGREE THAT THIS CONTRACT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICTS LAW) OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS TO BE PERFORMED IN THE STATE OF ILLINOIS. Any action or proceeding to enforce or interpret this Contract shall be brought in the state or federal court for the county and state where the Bank is located, and if any basis for federal jurisdiction exists in such action or proceeding, it must be brought in the federal court for such state and county.

19.4. Intention of the Parties. It is the intention of the parties hereto that this Contract does not create a joint venture or partnership between the PFI and the Bank, but rather this Contract constitutes a contractual arrangement between the parties. The Bank shall not be obligated to purchase any particular Mortgage unless and until it formally commits in writing to do so.

19.5 Confidentiality of Proprietary Information. The PFI agrees to maintain the confidentiality of any information provided by the Bank or the MPF Provider which is labeled “confidential” or “proprietary information” or otherwise transmitted as confidential information and not disclose such information except to employees who have a need to know its contents and to third party agents who have a need to know and have signed confidentiality agreements protecting the Bank. It is understood that such information will not be considered confidential if (a) it is or becomes publicly available through no breach of the PFI’s obligations under this Contract, (b) it is provided by the Bank to any third Person without restriction on disclosure, (c) it is provided to the PFI by a third Person who properly has such information, without restriction on disclosure and without breach by such third Person of any nondisclosure obligation it may have, or (d) it is independently developed by the PFI without use of the Bank’s information. If the PFI is served with process or any other governmental or regulatory request for such confidential information, the PFI shall immediately notify the Bank’s General Counsel, or if the Bank has no General Counsel, the Bank’s President, prior to complying with such process or request, except where such prior notice is prohibited by law.

19.6. Successors and Assigns. This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that the foregoing provision shall not be deemed to permit the assignment by the PFI of any of its rights or obligations hereunder in violation of this Contract.

19.7. Conflict with Guides. In the event of any conflict between the provisions of this Contract and the provisions of the Guides, the latter shall prevail unless this Contract expressly provides otherwise.

XX.	SIGNATURES

By executing this Contract, the PFI and the Bank agree to all of this Contract’s terms and provisions. Both the PFI and the Bank have executed and delivered and dated this Contract below.

This Contract takes effect on the date this Contract has been executed and delivered by both the PFI and the Bank.

THE PFI:

By:
Name:
Title:

THE BANK:

FEDERAL HOME LOAN BANK OF CHICAGO

By:
Name:
Title:

By:
Name:	Timothy J. Maloney
Title:	Vice President

Customer No.

ADDENDUM

Address and Other Contact Information

The Bank:

Address:

The Federal Home Loan Bank of Chicago

111 East Wacker Drive

Suite 800

Chicago, Illinois 60601

Attention: MORTGAGE PARTNERSHIP FINANCE ® Group

Facsimile No.: (312) 565-5855

Electronic Transmission:

Kgould@fhlbc.com

The PFI:

Address:

La Salle Bank National Association

c/o ABN AMRO Mortgage Group Inc.

777 East Eisenhower Parkway, suite 700

Ann Arbor, Michigan 48108

Attention of: Karen Jackson, Counsel

Facsimile Number for Notices: 734-997-2866

Electronic Transmission:

Karen.Jackson@abnamro.com

[List authorized persons, their respective roles, their addresses, e-mail addresses, telephone numbers and facsimile numbers.]